IDS LIFE VARIABLE ANNUITY FUNDS A & B

                                POWER OF ATTORNEY

Gumer C. Alvero      Timothy V. Bechtold    Rodney P. Burwell    C. Nikol Davies
Jefferey P. Fox      Lorraine R. Hart       Jean B. Keffeler     Judd K. Lohmann
Thomas R. McBurney   Mary Ellyn Minenko

Do hereby jointly and severally authorize Eric L. Marhoun, Mary Ellyn Minenko, James M. Odland, Teresa J.Rasmussen, H. Bernt von Ohlen and Susan Wold to sign as their agent any Registration Statement, pre-effective amendment, post-effective amendment and any application for exemptive relief of the IDS Life Variable Annuity Funds A & B under the Securities Act of 1933 and/or the Investment Company Act of 1940, and do hereby ratify such signatures heretofore made by such persons.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.

Dated the 16th day of April, 2003.

/s/ Jeffrey P. Fox                               /s/ Judd K. Lohmann
--------------------                             ---------------------
    Jeffrey P. Fox                                   Judd K. Lohmann